EXHIBIT 10.05

                                     FORM OF
                               CUSTOMER AGREEMENT

                  THIS CUSTOMER AGREEMENT (this "Agreement"), made as of the ____ day of __________, 2002, by and between MORGAN STANLEY CHARTER CAMPBELL L.P., a Delaware limited partnership (the "Customer"), and MORGAN STANLEY DW INC., a Delaware corporation ("Morgan Stanley DW");

                              W I T N E S S E T H :

                  WHEREAS, the Customer was organized pursuant to a Certificate of Limited Partnership filed in the office of the Secretary of State of the State of Delaware on ________ __, 2002, and a Limited Partnership Agreement dated as of ________ __, 2002, between Demeter Management Corporation, a Delaware corporation ("Demeter"), acting as general partner (in such capacity, the "General Partner"), and the limited partners of the Customer ("Limited Partners"), to trade, buy, sell, spread or otherwise acquire, hold, or dispose of commodities (including, but not limited, to foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are, or may become, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (hereinafter referred to collectively as "futures interests") and securities (such as United States Treasury bills) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto;

                  WHEREAS, the Customer (which is a commodity pool) and the General Partner (which is a registered commodity pool operator) have entered into a management agreement (the "Management Agreement") with a certain trading advisor (the "Trading Advisor") which provides that the Trading Advisor has the authority and responsibility, except in certain limited situations, to direct the investment and reinvestment of the assets of the Customer in futures interests under the terms set forth in the Management Agreement; and

                  WHEREAS, the Customer and Morgan Stanley DW wish to enter into this Customer Agreement to set forth the terms and conditions upon which Morgan Stanley DW will perform non-clearing futures interests brokerage and certain other services for the Customer;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Definitions. All capitalized terms not defined herein shall have the meaning given to them in the Customer's most recent prospectus as filed with the Securities and Exchange Commission (the "Prospectus") relating to the offering of units of limited partnership interest of the Customer (the "Units") and in any amendment or supplement to the Prospectus.

                  2. Duties of Morgan Stanley DW. Morgan Stanley DW agrees to act as a non-clearing commodity broker for the Customer and introduce the Customer's account to Morgan Stanley & Co. Incorporated ("MS&Co.") and Morgan Stanley & Co. International Limited ("MSIL") for execution and clearing of futures interests transactions on behalf of the Customer in accordance with


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instructions provided by the Trading Advisor, and the Customer agrees to retain
Morgan Stanley DW as a non-clearing commodity broker for the term of this Agreement.

                  Morgan Stanley DW agrees to furnish to the Customer as soon as practicable all of the information from time to time in its possession which Demeter, as the general partner of the Customer, is required to furnish to the Limited Partners pursuant to the Limited Partnership Agreement as from time to time in effect and as required by applicable law, rules, or regulations and to perform such other services for the Customer as are set forth herein and in the Prospectus.

                  3. Obligations and Expenses. Except as otherwise set forth herein and in the Prospectus, the Customer, and not Morgan Stanley DW, shall be responsible for all taxes, management and incentive fees to the Trading Advisor, brokerage fees to Morgan Stanley DW, and all extraordinary expenses incurred by it. Morgan Stanley DW shall pay all of the offering and ordinary administrative expenses of the Customer (including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses and other related expenses) and all charges of MS&Co. and MSIL for executing and clearing the Customer's futures interests trades (as described in paragraph 5 below), and shall not be reimbursed therefor.

                  4. Agreement Nonexclusive. Morgan Stanley DW shall be free to render services of the nature to be rendered to the Customer hereunder to other persons or entities in addition to the Customer, and the parties acknowledge that Morgan Stanley DW may render such services to additional entities similar in nature to the Customer, including other partnerships organized with Demeter as their general partner. It is expressly understood and agreed that this Agreement is nonexclusive and that the Customer has no obligation to execute any or all of its trades for futures interests through Morgan Stanley DW. The parties acknowledge that the Customer may utilize such other broker or brokers as Demeter may direct from time to time. The Customer's utilization of an additional commodity broker shall neither terminate this Agreement nor modify in any regard the respective rights and obligations of the Customer and Morgan Stanley DW hereunder.

                  5. Compensation of Morgan Stanley DW. The Customer will pay brokerage fees to Morgan Stanley DW at a monthly flat-rate. The Customer will pay to Morgan Stanley DW a monthly flat-rate fee of [1/12 of 6.75%] of the Customer's Net Assets (a [6.75%] annual rate) as of the first day of each month. Morgan Stanley DW will receive such brokerage fees irrespective of the number of trades executed on the Customer's behalf.

                  Morgan Stanley DW will pay or reimburse the Customer, from brokerage fees received by it, all charges of MS&Co. and MSIL for executing and clearing trades for the Customer, including floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" fees, any taxes (other than income taxes), any third party clearing costs incurred by MS&Co. and MSIL, and costs associated with taking delivery of futures interests. For purposes of clarity, Morgan Stanley DW does not pay or reimburse the Customer for the mark-up, spread, or other profit of MS&Co. included as a part of the transaction price on each foreign currency forward contract trade executed with MS&Co. pursuant to the Foreign Exchange and Options Master Agreement between MS&Co. and the Customer.

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                  From time to time, Morgan Stanley DW may increase or decrease brokerage fees to be charged to the Customer; provided, however, that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a "Request for Redemption" must be received by the General Partner with respect to the applicable Redemption Date; and (ii) such notice shall describe the redemption and voting rights of Limited Partners.

                  Notwithstanding the foregoing, the Customer's expenses are subject to the following limits: (a) if the Customer were to pay roundturn brokerage commissions, the brokerage commissions (excluding transaction fees and costs) payable by the Customer to Morgan Stanley DW shall not exceed 80% of Morgan Stanley DW's published non-member rates for speculative accounts and (b) the aggregate of (i) brokerage commissions (or fees) payable to Morgan Stanley DW, (ii) transaction fees and costs payable by the Customer, and (iii) net excess interest and compensating balance benefits to Morgan Stanley DW (after crediting the Customer with interest as described in the Prospectus) shall not exceed 14% annually of the Customer's average month-end Net Assets during each calendar year.

                  6. Investment Discretion. The parties recognize that Morgan Stanley DW shall have no authority to direct the futures interests investments to be made for the Customer's account. However, the parties agree that Morgan Stanley DW, and not the Trading Advisor, shall have the authority and responsibility with regard to the investment, maintenance, and management of the Customer's assets that are held in segregated or secured accounts, as provided in Section 7 hereof.

                  7. Investment of Customer Funds. The Customer shall deposit its assets in accounts with Morgan Stanley DW. The Customer's assets deposited with Morgan Stanley DW will be segregated or secured in accordance with the Commodity Exchange Act and CFTC regulations. Morgan Stanley DW will credit the Customer with interest income at month-end at the rate earned by Morgan Stanley DW on its U.S. Treasury bill investments with customer segregated funds as if 100% of the Customer's average daily funds (including cash and securities) held in the Customer's account with Morgan Stanley DW during the month were invested in U.S. Treasury bills at that rate. All of such funds will be available for margin for the Customer's trading. Morgan Stanley DW will also credit the Customer with 100% of the interest income Morgan Stanley DW receives from MS&Co. and MSIL with respect to the Customer's assets deposited as margin with MS&Co. and MSIL. The Customer understands that it will not receive any other interest income on its assets. The Customer's funds will either be invested along with other customer segregated and secured funds of Morgan Stanley DW or held in non-interest bearing bank accounts. The Customer's assets held by Morgan Stanley DW may be used solely as margin for the Customer's trading.

                  Ownership of the right to receive interest on the Customer's assets pursuant to the preceding paragraph shall be reflected and maintained and may be transferred only on the books and records of Morgan Stanley DW. Any purported transfer of such ownership shall not be effective or recognized until such transfer shall have been recorded on the books and records of Morgan Stanley DW.

                  8. Standard of Liability and Indemnity. Subject to Section 2 hereof, Morgan Stanley DW and its affiliates (as defined below) shall not be liable to the Customer, the General Partner or Limited Partners, or any of its or their respective successors or assigns, for any act, omission, conduct, or activity undertaken by or on behalf of the Customer pursuant to this Agreement


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which Morgan Stanley DW determines, in good faith, to be in the best interests of the Customer, unless such act, omission, conduct, or activity by Morgan Stanley DW or its affiliates constituted misconduct or negligence.

                  The Customer shall indemnify, defend and hold harmless Morgan Stanley DW and its affiliates from and against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees and expenses incurred in the defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, conduct or activity undertaken by Morgan Stanley DW on behalf of the Customer pursuant to this Agreement, including, without limitation, any demands, claims or lawsuits initiated by a Limited Partner (or assignee thereof), provided that (i) Morgan Stanley DW has determined, in good faith, that the act, omission, conduct, or activity giving rise to the claim for indemnification was in the best interests of the Customer, and (ii) the act, omission, conduct, or activity that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither Morgan Stanley DW nor any of its affiliates shall be indemnified by the Customer for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (c) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee and/or those other states and jurisdictions in which the plaintiffs claim they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Customer to which Morgan Stanley DW or any affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Delaware Revised Uniform Limited Partnership Act, as amended, and this Section 8. The Customer shall make advances to Morgan Stanley DW or its affiliates hereunder only if: (i) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Customer; (ii) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (iii) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

                  Morgan Stanley DW shall indemnify, defend and hold harmless the Customer and its successors or assigns from and against any losses, liabilities, damages, costs, or expenses (including in connection with the defense or settlement of claims; provided Morgan Stanley DW has approved such settlement) incurred as a result of the activities of Morgan Stanley DW or its affiliates, provided, further, that the act, omission, conduct, or activity giving rise to the claim for indemnification was the result of bad faith, misconduct or negligence.

                  The indemnities provided in this Section 8 by the Customer to Morgan Stanley DW and its affiliates shall be inapplicable in the event of any losses, liabilities, damages, costs, or expenses arising out of, or based upon, any material breach of any warranty, covenant, or agreement of Morgan Stanley DW


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contained in this Agreement to the extent caused by such breach. Likewise, the indemnities provided in this Section 8 by Morgan Stanley DW to the Customer and any of its successors and assigns shall be inapplicable in the event of any losses, liabilities, damages, costs, or expenses arising out of, or based upon, any material breach of any warranty, covenant, or agreement of the Customer contained in this Agreement to the extent caused by such breach.

                  As used in this Section 8, the term "affiliate" of Morgan Stanley DW shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of Morgan Stanley DW; (ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by Morgan Stanley DW;
(iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, Morgan Stanley DW; or (iv) any officer or director of Morgan Stanley DW. Notwithstanding the foregoing, "affiliates" for purposes of this
Section 8 shall include only those persons acting on behalf of Morgan Stanley DW and performing services for Customer within the scope of the authority of Morgan Stanley DW, as set forth in this Agreement.

                  9. Term. This Agreement shall continue in effect until terminated by either party giving not less than 60 days' prior written notice of termination to the other party. Any such termination by either party shall be without penalty.

                  10. Complete Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless in writing and signed by the party against whom enforcement is sought.

                  11. Assignment. This Agreement may not be assigned by either party without the express written consent of the other party.

                  12. Amendment. This Agreement may not be amended except by the written consent of the parties and provided such amendment is consistent with the Prospectus.

                  13. Notices. All notices required or desired to be delivered under this Agreement shall be in writing and shall be effective when delivered personally on the day delivered, or when given by registered or certified mail, postage prepaid, return receipt requested, on the day of receipt, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

                  if to the Customer:

                      MORGAN STANLEY CHARTER CAMPBELL L.P.
                      825 Third Avenue, 8th Floor
                      New York, New York  10022
                      Attn:   Robert E. Murray
                              President and Chairman

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                  if to Morgan Stanley DW:

                      MORGAN STANLEY DW INC.
                      825 Third Avenue, 8th Floor
                      New York, New York  10022
                      Attn:   Robert E. Murray
                              Senior Vice President

                  14. Survival. The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

                  15. Headings. Headings of Sections herein are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  16. Incorporation by Reference. The Futures Customer Agreement annexed hereto is hereby incorporated by reference herein and made a part hereof to the same extent as if such document were set forth in full herein. If any provision of this Agreement is or at any time becomes inconsistent with the annexed document, the terms of this Agreement shall control.

                  IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

                                          MORGAN STANLEY CHARTER CAMPBELL L.P.

                                          By:  Demeter Management Corporation,
                                                   General Partner



                                          By: _________________________________
                                               Robert E. Murray
                                               President and Chairman

                                          MORGAN STANLEY DW INC.



                                          By: _________________________________
                                               Robert E. Murray
                                               Senior Vice President


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FUTURES CUSTOMER AGREEMENT

In consideration of the acceptance by Morgan Stanley DW Inc. ("Morgan Stanley DW") of one or more accounts of the undersigned ("Customer") (if more than one account is carried by Morgan Stanley DW, all are covered by this Agreement and are referred to collectively as the "Account") and Morgan Stanley DW's agreement to act as Customer's broker for the execution, clearance and/or carrying of transactions for the purchase and sale of commodity interests, including commodities, commodity futures contracts and commodity options, Customer agrees as follows:

1. APPLICABLE RULES AND REGULATIONS - The Account and each transaction therein shall be subject to the terms of this Agreement and to (a) all applicable laws and the regulations, rules and orders (collectively "regulations") of all regulatory and self-regulatory organizations having jurisdiction and
     (b) the constitution, by-laws, rules, regulations, orders, resolutions, interpretations and customs and usages (collectively "rules") of the market and any associated clearing organization (each an "exchange") on or subject to the rules of which such transaction is executed and/or cleared. The reference in the preceding sentence to exchange rules is solely for Morgan Stanley DW's protection and Morgan Stanley DW's failure to comply therewith shall not constitute a breach of this Agreement or relieve Customer of any obligation or responsibility under this Agreement. Morgan Stanley DW shall not be liable to Customer as a result of any action by Morgan Stanley DW, its officers, directors, employees or agents to comply with any rule or regulation.

2. PAYMENTS TO MORGAN STANLEY DW - Customer agrees to pay to Morgan Stanley DW immediately on request (a) commissions, fees and service charges as are in effect from time to time together with all applicable regulatory and self-regulatory organization and exchange fees, charges and taxes; (b) the amount of any debit balance or any other liability that may result from transactions executed for the account; and (c) interest on such debit balance or liability at the prevailing rate charged by Morgan Stanley DW at the time such debit balance or liability arises and service charges on any such debit balance or liability together with any reasonable costs and attorney's fees incurred in collecting any such debit balance or liability. Customer acknowledges that Morgan Stanley DW may charge commissions at other rates to other customers.

3. CUSTOMER'S DUTY TO MAINTAIN ADEQUATE MARGIN - Customer shall at all times and without prior notice or demand from Morgan Stanley DW maintain adequate margins in the account so as continually to meet the original and maintenance margin requirements established by Morgan Stanley DW for Customer. Morgan Stanley DW may change such requirements from time to time at Morgan Stanley DW's discretion. Such margin requirements may exceed the margin requirements set by any exchange or other regulatory authority and may vary from Morgan Stanley DW's requirements for other customers. Customer agrees, when so requested, immediately to wire transfer margin funds and to furnish Morgan Stanley DW with names of bank officers for immediate verification of such transfers. Customer acknowledges and agrees that Morgan Stanley DW may receive and retain as its own any interest, increment, profit, gain or benefit directly or indirectly, accruing from any of the funds Morgan Stanley DW receives from Customer.


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4.   DELIVERY; OPTION EXERCISE

         (a) Customer acknowledges that the making or accepting of delivery pursuant to a futures contract may involve a much higher degree of risk than liquidating a position by offset. Morgan Stanley DW has no control over and makes no warranty with respect to grade, quality or tolerances of any commodity delivered in fulfillment of a contract.

         (b) Customer agrees to give Morgan Stanley DW timely notice and immediately on request to inform Morgan Stanley DW if Customer intends to make or take delivery under a futures contract or to exercise an option contract. If so requested, Customer shall provide Morgan Stanley DW with satisfactory assurances that Customer can fulfill Customer's obligation to make or take delivery under any contract. Customer shall furnish Morgan Stanley DW with property deliverable by it under any contract in accordance with Morgan Stanley DW's instructions.

         (c) Morgan Stanley DW shall not have any obligation to exercise any long option contract unless Customer has furnished Morgan Stanley DW with timely exercise instructions and sufficient initial margin with respect to each underlying futures contract.

5. FOREIGN CURRENCY - If Morgan Stanley DW enters into any transaction for Customer effected in a currency other than U.S. dollars: (a) any profit or loss caused by changes in the rate of exchange for such currency shall be for Customer's account and risk and (b) unless another currency is designated in Morgan Stanley DW's confirmation of such transaction, all margin for such transaction and the profit or loss on the liquidation of such transaction shall be in U.S. dollars at a rate of exchange determined by Morgan Stanley DW in its discretion on the basis of then prevailing market rates of exchange for such foreign currency.

6. MORGAN STANLEY DW MAY LIMIT POSITIONS HELD - Customer agrees that Morgan Stanley DW, at its discretion, may limit the number of open positions (net or gross) which Customer may execute, clear and/or carry with or acquire through it. Customer agrees (a) not to make any trade which would have the effect of exceeding such limits, (b) that Morgan Stanley DW may require Customer to reduce open positions carried with Morgan Stanley DW and (c) that Morgan Stanley DW may refuse to accept orders to establish new positions. Morgan Stanley DW may impose and enforce such limits, reduction or refusal whether or not they are required by applicable law, regulations or rules. Customer shall comply with all position limits established by any regulatory or self-regulatory organization or any exchange. In addition, Customer agrees to notify Morgan Stanley DW promptly if customer is required to file position reports with any regulatory or self-regulatory organization or with any exchange.

7. NO WARRANTY AS TO INFORMATION OR RECOMMENDATION - Customer acknowledges that:

         (a)      Any market recommendations and information Morgan
                  Stanley DW may communicate to Customer, although based upon information obtained from sources believed by Morgan Stanley DW to be reliable, may be incomplete and not subject to verification;

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         (b)      Morgan Stanley DW makes no representation, warranty or
                  guarantee as to, and shall not be responsible for, the accuracy or completeness of any information or trading recommendation furnished to Customer;

         (c) recommendations to Customer as to any particular transaction at any given time may differ among Morgan Stanley DW's personnel due to diversity in analysis of fundamental and technical factors and may vary from any standard recommendation made by Morgan Stanley DW in its market letters or otherwise; and

         (d) Morgan Stanley DW has no obligation or responsibility to update any market recommendations or information it communicates to Customer.

                  Customer understands that Morgan Stanley DW and its officers, directors, affiliates, stockholders, representatives or associated persons may have positions in and may intend to buy or sell commodity interests which are the subject of market recommendations furnished to Customer, and that the market positions of Morgan Stanley DW or any such officer, director, affiliate, stockholder, representative or associated person may or may not be consistent with the recommendations furnished to Customer by Morgan Stanley DW.

8.   LIMITS ON MORGAN STANLEY DW DUTIES; LIABILITY - Customer agrees:

         (a) that Morgan Stanley DW has no duty to apprise Customer of news or of the value of any commodity interests or collateral pledged or in any way to advise Customer with respect to the market;

         (b) that the commissions which Morgan Stanley DW receives are consideration solely for the execution, reporting and carrying of Customer's trades;

         (c) that if Customer has authorized any third party or parties to place orders or effect transactions on behalf of Customer in any Account, each such party has been selected by Customer based on its own evaluation and assessment of such party and that such party is solely the agent of Customer, and if any such party allocates commodity interests among its customers, Customer has reviewed each such party's commodity interest allocation system, has satisfied itself that such allocation system is fair and will seek recovery solely from such party to recover any damages sustained by Customer as the result of any allocation made by such party; and

         (d) to waive any and all claims, rights or causes of action which Customer has or may have against Morgan Stanley DW or its officers, employees and agents (i) arising in whole or in part, directly or indirectly, out of any act or omission of any person, whether or not legally deemed an agent of Morgan Stanley DW, who refers or introduces Customer to Morgan Stanley DW or places orders for Customer and (ii) for any punitive damages and to limit any claims arising out of this Agreement or the Account to Customer's direct out-of-pocket damages.

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9.   EXTRAORDINARY EVENTS - Customer shall have no claim against Morgan Stanley
     DW for any loss, damage, liability, cost, charge, expense, penalty, fine or tax caused directly or indirectly by (a) governmental, court, exchange, regulatory or self-regulatory organization restrictions, regulations, rules, decisions or orders, (b) suspension or termination of trading, (c) war or civil or labor disturbance, (d) delay or inaccuracy in the transmission or reporting of orders due to a breakdown or failure of computer services, transmission or communication facilities, (e) the failure or delay by any exchange to enforce its rules or to pay to Morgan Stanley DW any margin due in respect of Customer's Account, (f) the failure or delay by any bank, trust company, clearing organization or other person which, pursuant to applicable exchange rules, is holding Customer funds, securities or other property to pay or deliver the same to Morgan Stanley DW or (g) any other cause or causes beyond Morgan Stanley DW's control.

10. INDEMNIFICATION OF MORGAN STANLEY DW - Customer agrees to indemnify, defend and hold harmless Morgan Stanley DW and its officers, employees and agents from and against any loss, cost, claim, damage (including any consequential cost, loss or damage), liability or expense (including reasonable attorneys' fees) and any fine, sanction or penalty made or imposed by any regulatory or self-regulatory authority or any exchange as the result, directly or indirectly, of:

         (a) Customer's failure or refusal to comply with any provision of this Agreement or perform any obligation on its part to be performed pursuant to this Agreement; and

         (b) Customer's failure to timely deliver any security, commodity or other property previously sold by Morgan Stanley DW on Customer's behalf.

11 NOTICES; TRANSMITTALS - Morgan Stanley DW shall transmit all communications to Customer at Customer's address, telefax or telephone number set forth in the accompanying Futures Account Application or to such other address as Customer may hereafter direct in writing. Customer shall transmit all communications to Morgan Stanley DW (except routine inquiries concerning the Account) to 130 Liberty Street, New York, NY 10006, Attention: Futures Compliance Officer. All payments and deliveries to Morgan Stanley DW shall be made as instructed by Morgan Stanley DW from time to time and shall be deemed received only when actually received by Morgan Stanley DW.

12. CONFIRMATION CONCLUSIVE - Confirmation of trades and any other notices sent to Customer shall be conclusive and binding on Customer unless Customer or Customer's agent notifies Morgan Stanley DW to the contrary (a) in the case of an oral report, orally at the time received by Customer or its agent or
     (b) in the case of a written report or notice, in writing prior to opening of trading on the business day next following receipt of the report. In addition, if Customer has not received a written confirmation that a commodity interest transaction has been executed within three business days after Customer has placed an order with Morgan Stanley DW to effect such transaction, and has been informed or believes that such order has been or should have been executed, then Customer immediately shall notify Morgan Stanley DW thereof. Absent such notice, Customer conclusively shall be deemed estopped to object and to have waived any such objection to the failure to execute or cause to be executed such transaction. Anything in this Section 12 withstanding, neither Customer nor Morgan Stanley DW shall be bound by any transaction or price reported in error.

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13.  SECURITY INTEREST - All money and property ("collateral") now or at any future time held in Customer's Account, or otherwise held by Morgan Stanley DW for Customer, is subject to a security interest in Morgan Stanley DW's favor to secure any indebtedness at any time owing to it by Customer. Morgan Stanley DW, in its discretion, may liquidate any collateral to satisfy any margin or Account deficiencies or to transfer the collateral to the general ledger account of Morgan Stanley DW.

14. TRANSFER OF FUNDS - At any time and from time to time and without prior notice to Customer, Morgan Stanley DW may transfer from one account to another account in which Customer has any interest, such excess funds, equities, securities or other property as in Morgan Stanley DW's judgment may be required for margin, or to reduce any debit balance or to reduce or satisfy any deficits in such other accounts except that no such transfer may be made from a segregated account subject to the Commodity Exchange Act to another account maintained by Customer unless either Customer has authorized such transfer in writing or Morgan Stanley DW is effecting such transfer to enforce Morgan Stanley DW's security interest pursuant to
     Section 13. Morgan Stanley DW promptly shall confirm all transfers of funds made pursuant hereto to Customer in writing.

15. MORGAN STANLEY DW'S RIGHT TO LIQUIDATE CUSTOMER POSITIONS - In addition to all other rights of Morgan Stanley DW set forth in this Agreement:

         (a) when directed or required by a regulatory or self-regulatory organization or exchange having jurisdiction over Morgan Stanley DW or the Account;

         (b) whenever, in its discretion, Morgan Stanley DW considers it necessary for its protection because of margin requirements or otherwise;

         (c) if Customer or any affiliate of Customer repudiates, violates, breaches or fails to perform on a timely basis any term, covenant or condition on its part to be performed under this Agreement or another agreement with Morgan Stanley DW;

         (d) if a case in bankruptcy is commenced or if a proceeding under any insolvency or other law for the protection of creditors or for the appointment of a receiver, liquidator, trustee, conservator, custodian or similar officer is filed by or against Customer or any affiliate of Customer, or if Customer or any affiliate of Customer makes or proposes to make any arrangement or composition for the benefit of its creditors, or if Customer (or any such affiliate) or any or all of its property is subject to any agreement, order, judgment or decree providing for Customer's dissolution, winding-up, liquidation, merger, consolidation, reorganization or for the appointment of a receiver, liquidator, trustee, conservator, custodian or similar officer of Customer, such affiliate or such property;

         (e) Morgan Stanley DW is informed of Customer's death or mental incapacity; or

         (f) if an attachment or similar order is levied against the Account or any other account maintained by Customer or any affiliate of Customer with Morgan Stanley DW;

         Morgan Stanley DW shall have the right to (i) satisfy any obligations due Morgan Stanley DW out of any Customer's property in Morgan Stanley DW's custody or control, (ii) liquidate any or all of Customer's commodity interest positions, (iii) cancel any or all of Customer's outstanding orders, (iv) treat any or all of Customer's obligations due Morgan Stanley DW as immediately due and payable, (v) sell any or all of Customer's property in Morgan Stanley DW's custody or control in such manner as Morgan Stanley DW determines to be commercially reasonable, and/or (vi) terminate any or all of Morgan Stanley DW's obligations for future performance to Customer, all without any notice to or demand on Customer. Any sale hereunder may be made in any commercially reasonable manner. Customer agrees that a prior demand, call or notice shall not be considered a waiver of Morgan Stanley DW's right to act without demand or notice as herein provided, that Customer shall at all times be liable for the payment of any debit balance owing in each account upon demand whether occurring upon a liquidation as provided under this Section 15 or otherwise under this Agreement, and that in all cases Customer shall be liable for any deficiency remaining in each Account in the event of liquidation thereof in whole or in part together with interest thereon and all costs relating to liquidation and collection (including reasonable attorneys' fees).

16. CUSTOMER REPRESENTATIONS, WARRANTIES AND AGREEMENTS - Customer represents and warrants to and agrees with Morgan Stanley DW that:

         (a) Customer has full power and authority to enter into this Agreement and to engage in the transactions and perform its obligations hereunder and contemplated hereby and (i) if a corporation or a limited liability company, is duly organized under the laws of the jurisdiction set forth in the accompanying Futures Account Application, or (ii) if a partnership, is duly organized pursuant to a written partnership agreement and the general partner executing this Agreement is duly authorized to do so under the partnership agreement;

         (b) Neither Customer nor any partner, director, officer, member, manager or employee of Customer nor any affiliate of Customer is a partner, director, officer, member, manager or employee of a futures commission merchant introducing broker, exchange or self-regulatory organization or an employee or commissioner of the Commodity Futures Trading Commission (the "CFTC"), except as previously disclosed in writing to Morgan Stanley DW;

         (c) The accompanying Futures Account Application and Personal Financial Statements, if applicable, (including any financial statements furnished in connection therewith) are true, correct and complete. Except as disclosed on the accompanying Futures Account Application or otherwise provided in writing,
                  (i) Customer is not a commodity pool or is exempt from registration under the rules of the Commission, and (ii) Customer is acting solely as principal and no one other than Customer has any interest in any Account of Customer. Customer hereby authorizes Morgan Stanley DW to contact such banks, financial institutions and credit agencies as Morgan Stanley DW shall deem appropriate for verification of the information contained herein.

         (d) Customer has determined that trading in commodity interests is appropriate for Customer, is prudent in all respects and does not and will not violate Customer's charter or by-laws (or other comparable governing document) or any law, rule, regulation, judgment, decree, order or agreement to which Customer or its property is subject or bound;

         (e) As required by CFTC regulations, Customer shall create, retain and produce upon request of the applicable contract market, the CFTC or the United States Department of Justice documents (such as contracts, confirmations, telex printouts, invoices and documents of title) with respect to cash transactions underlying exchanges of futures for cash commodities or exchange of futures in connection with cash commodity transactions;

         (f) Customer consents to the electronic recording, at Morgan Stanley DW's discretion, of any or all telephone conversations with Morgan Stanley DW (without automatic tone warning device), the use of same as evidence by either party in any action or proceeding arising out of the Agreement and in Morgan Stanley DW's erasure, at its discretion, of any recording as part of its regular procedure for handling of recordings;

         (g) Absent a separate written agreement between Customer and Morgan Stanley DW with respect to give-ups, Morgan Stanley DW, in its discretion, may, but shall have no obligation to, accept from other brokers commodity interest transactions executed by such brokers on an exchange for Customer and proposed to be "given-up" to Morgan Stanley DW for clearance and/or carrying in the Account;

         (h) Morgan Stanley DW, for and on behalf of Customer, is authorized and empowered to place orders for commodity interest transactions through one or more electronic or automated trading systems maintained or operated by or under the auspices of an exchange, that Morgan Stanley DW shall not be liable or obligated to Customer for any loss, damage, liability, cost or expense (including but not limited to loss of profits, loss of use, incidental or consequential damages) incurred or sustained by Customer and arising in whole or in part, directly or indirectly, from any fault, delay, omission, inaccuracy or termination of a system or Morgan Stanley DW's inability to enter, cancel or modify an order on behalf of Customer on or through a system. The provisions of this
                  Section 16(h) shall apply regardless of whether any customer claim arises in contract, negligence, tort, strict liability, breach of fiduciary obligations or otherwise; and

         (i) If Customer is subject to the Financial Institution Reform, Recovery and Enforcement Act of 1989, the certified resolutions set forth following this Agreement have been caused to be reflected in the minutes of Customer's Board of Directors (or other comparable governing body) and this Agreement is and shall be, continuously from the date hereof, an official record of Customer.

     Customer agrees to promptly notify Morgan Stanley DW in writing if any of the warranties and representations contained in this Section 16 becomes inaccurate or in any way ceases to be true, complete and correct.

17. SUCCESSORS AND ASSIGNS - This Agreement shall inure to the benefit of Morgan Stanley DW, its successors and assigns, and shall be binding upon Customer and Customer's executors, trustees, administrators, successors and assigns, provided, however, that this Agreement is not assignable by Customer without the prior written consent of Morgan Stanley DW.

18. MODIFICATION OF AGREEMENT BY MORGAN STANLEY DW; NON-WAIVER PROVISION - This Agreement may only be altered, modified or amended by mutual written consent of the parties, except that if Morgan Stanley DW notifies Customer of a change in this Agreement and Customer thereafter effects a commodity interest transaction in an account, Customer agrees that such action by Customer will constitute consent by Customer to such change. No employee of Morgan Stanley DW other than Morgan Stanley DW's General Counsel or his or her designee, has any authority to alter, modify, amend or waive in any respect any of the terms of this Agreement. The rights and remedies conferred upon Morgan Stanley DW shall be cumulative, and its forbearance to take any remedial action available to it under this Agreement shall not waive its right at any time or from time to time thereafter to take such action.

19. SEVERABILITY - If any term or provision hereof or the application thereof to any persons or circumstances shall to any extent be contrary to any exchange, government or self-regulatory regulation or contrary to any federal, state or local law or otherwise be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is contrary, invalid or unenforceable, shall not be affected thereby.

20. CAPTIONS - All captions used herein are for convenience only, are not a part of this Agreement, and are not to be used in construing or interpreting any aspect of this Agreement.

21. TERMINATION - This Agreement shall continue in force until written notice of termination is given by Customer or Morgan Stanley DW. Termination shall not relieve either party of any liability or obligation incurred prior to such notice. Upon giving or receiving notice of termination, Customer will promptly take all action necessary to transfer all open positions in each account to another futures commission merchant.

22. ENTIRE AGREEMENT - This Agreement constitutes the entire agreement between Customer and Morgan Stanley DW with respect to the subject matter hereof and supersedes any prior agreements between the parties with respect to such subject matter.

23.  GOVERNING LAW; CONSENT TO JURISDICTION -

         (A) IN CASE OF A DISPUTE BETWEEN CUSTOMER AND MORGAN STANLEY DW ARISING OUT OF OR RELATING TO THE MAKING OR PERFORMANCE OF THIS AGREEMENT OR ANY TRANSACTION PURSUANT TO THIS AGREEMENT

                  (I) THIS AGREEMENT AND ITS ENFORCEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, AND (II) CUSTOMER WILL BRING ANY LEGAL PROCEEDING AGAINST MORGAN STANLEY DW IN, AND CUSTOMER HEREBY CONSENTS IN ANY LEGAL PROCEEDING BY MORGAN STANLEY DW TO THE JURISDICTION OF, ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE AND CITY OF NEW YORK IN CONNECTION WITH ALL LEGAL PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM CUSTOMER'S ACCOUNT, TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE BREACH THEREOF. CUSTOMER HEREBY WAIVES ALL OBJECTIONS CUSTOMER, AT ANY TIME, MAY HAVE AS TO THE PROPRIETY OF THE COURT IN WHICH ANY SUCH LEGAL PROCEEDINGS MAY BE COMMENCED. CUSTOMER ALSO AGREES THAT ANY SERVICE OF PROCESS MAILED TO CUSTOMER AT ANY ADDRESS SPECIFIED TO MORGAN STANLEY DW SHALL BE DEEMED A PROPER SERVICE OF PROCESS ON THE UNDERSIGNED.

         (B) NOTWITHSTANDING THE PROVISIONS OF SECTION 23 (A)(II), CUSTOMER MAY ELECT AT THIS TIME TO HAVE ALL DISPUTES DESCRIBED IN THIS SECTION RESOLVED BY ARBITRATION. TO MAKE SUCH ELECTION, CUSTOMER MUST SIGN THE ARBITRATION AGREEMENT SET FORTH IN
                  SECTION 24. NOTWITHSTANDING SUCH ELECTION, ANY QUESTION RELATING TO WHETHER CUSTOMER OR MORGAN STANLEY DW HAS COMMENCED AN ARBITRATION PROCEEDING IN A TIMELY MANNER, WHETHER A DISPUTE IS WITHIN THE SCOPE OF THE ARBITRATION AGREEMENT OR WHETHER A PARTY (OTHER THAN CUSTOMER OR MORGAN STANLEY DW) HAS CONSENTED TO ARBITRATION AND ALL PROCEEDINGS TO COMPEL ARBITRATION SHALL BE DETERMINED BY A COURT AS SPECIFIED IN SECTION 23 (A)(II).

24. ARBITRATION AGREEMENT (OPTIONAL) - Every dispute between Customer and Morgan Stanley DW arising out of or relating to the making or performance of this Agreement or any transaction pursuant to this Agreement, shall be settled by arbitration in accordance with the rules, then in effect, of the National Futures Association, the contract market upon which the transaction giving rise to the claim was executed, or the National Association of Securities Dealers as Customer may elect. If Customer does not make such election by registered mail addressed to Morgan Stanley DW at 130 Liberty Street, 29th Floor, New York, NY 10006; Attention: Deputy General Counsel, within 45 days after demand by Morgan Stanley DW that the Customer make such election, then Morgan Stanley DW may make such election. Morgan Stanley DW agrees to pay any incremental fees which may be assessed by a qualified forum for making available a "mixed panel" of arbitrators, unless the arbitrators determine that Customer has acted in bad faith in initiating or conducting the proceedings. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         IN ADDITION TO FOREIGN FORUMS, THREE FORUMS EXIST FOR THE RESOLUTION OF COMMODITY DISPUTES: CIVIL COURT LITIGATION, REPARATIONS AT THE COMMODITY FUTURES TRADING COMMISSION ("CFTC") AND ARBITRATION CONDUCTED BY A SELF-REGULATORY OR OTHER PRIVATE ORGANIZATION.

         THE CFTC RECOGNIZES THAT THE OPPORTUNITY TO SETTLE DISPUTES BY ARBITRATION MAY IN SOME CASES PROVIDE MANY BENEFITS TO CUSTOMERS, INCLUDING THE ABILITY TO OBTAIN AN EXPEDITIOUS AND FINAL RESOLUTION OF DISPUTES WITHOUT INCURRING SUBSTANTIAL COSTS. THE CFTC REQUIRES, HOWEVER, THAT EACH CUSTOMER INDIVIDUALLY EXAMINE THE RELATIVE MERITS OF ARBITRATION AND THAT YOUR CONSENT TO THIS ARBITRATION AGREEMENT BE VOLUNTARY.

         BY SIGNING THIS AGREEMENT, YOU (1) MAY BE WAIVING YOUR RIGHT TO SUE IN A COURT OF LAW AND (2) ARE AGREEING TO BE BOUND BY ARBITRATION OF ANY CLAIMS OR COUNTERCLAIMS WHICH YOU OR Morgan Stanley DW MAY SUBMIT TO ARBITRATION UNDER THIS AGREEMENT. YOU ARE NOT, HOWEVER, WAIVING YOUR RIGHT TO ELECT INSTEAD TO PETITION THE CFTC TO INSTITUTE REPARATIONS PROCEEDINGS UNDER SECTION 14 OF THE COMMODITY EXCHANGE ACT WITH RESPECT TO ANY DISPUTE WHICH MAY BE ARBITRATED PURSUANT TO THIS AGREEMENT. IN THE EVENT A DISPUTE ARISES, YOU WILL BE NOTIFIED IF Morgan Stanley DW INTENDS TO SUBMIT THE DISPUTE TO ARBITRATION. IF YOU BELIEVE A VIOLATION OF THE COMMODITY EXCHANGE ACT IS INVOLVED AND IF YOU PREFER TO REQUEST A SECTION 14 "REPARATIONS" PROCEEDINGS BEFORE THE CFTC, YOU WILL HAVE 45 DAYS FROM THE DATE OF SUCH NOTICE IN WHICH TO MAKE THAT ELECTION.

         YOU NEED NOT AGREE TO THIS ARBITRATION AGREEMENT TO OPEN AN ACCOUNT WITH Morgan Stanley DW. See 17 CFR 180.1-180.5. ACCEPTANCE OF THIS ARBITRATION AGREEMENT REQUIRES A SEPARATE SIGNATURE ON PAGE 8.

25. CONSENT TO TAKE THE OTHER SIDE OF ORDERS (OPTIONAL) - Without its prior notice, Customer agrees that when Morgan Stanley DW executes sell or buy orders on Customer's behalf, Morgan Stanley DW, its directors, officers, employees, agents, affiliates, and any floor broker may take the other side of Customer's transaction through any account of such person subject to its being executed at prevailing prices in accordance with and subject to the limitations and conditions, if any, contained in applicable rules and regulations.

26. AUTHORIZATION TO TRANSFER FUNDS (OPTIONAL) - Without limiting other provisions herein, Morgan Stanley DW is authorized to transfer from any segregated account subject to the Commodity Exchange Act carried by Morgan Stanley DW for the Customer to any other account carried by Morgan Stanley DW for the Customer such amount of excess funds as in Morgan Stanley DW's judgment may be necessary at any time to avoid a margin call or to reduce a debit balance in said account. It is understood that Morgan Stanley DW will confirm in writing each such transfer of funds made pursuant to this authorization within a reasonable time after such transfer.

27.      SUBORDINATION AGREEMENT (APPLIES ONLY TO ACCOUNTS WITH FUNDS
         HELD IN FOREIGN COUNTRIES) - Funds of customers trading on United States contract markets may be held in accounts denominated in a foreign currency with depositories located outside the United States or its territories if the customer is domiciled in a foreign country or if the funds are held in connection with contracts priced and settled in a foreign currency. Such accounts are subject to the risk that events could occur which hinder or prevent the availability of these funds for distribution to customers. Such accounts also may be subject to foreign currency exchange rate risks.

         If authorized below, Customer authorizes the deposit of funds into such foreign depositories. For customers domiciled in the United States, this authorization permits the holding of funds in regulated accounts offshore only if such funds are used to margin, guarantee, or secure positions in such contracts or accrue as a result of such positions. In order to avoid the possible dilution of other customer funds, a customer who has funds held outside the United States agrees by accepting this subordination agreement that his claims based on such funds will be subordinated as described below in the unlikely event both of the following conditions are met: (1) Morgan Stanley DW is placed in receivership or bankruptcy, and (2) there are insufficient funds available for distribution denominated in the foreign currency as to which the customer has a claim to satisfy all claims against those funds.

         By initialing the Subordination Agreement below, Customer agrees that if both of the conditions listed above occur, its claim against Morgan Stanley DW's assets attributable to funds held overseas in a particular foreign currency may be satisfied out of segregated customer funds held in accounts denominated in dollars or other foreign currencies only after each customer whose funds are held in dollars or in such other foreign currencies receives its pro-rata portion of such funds. It is further agreed that in no event may a customer whose funds are held overseas receive more than its pro-rata share of the aggregate pool consisting of funds held in dollars, funds held in the particular foreign currency, and non-segregated assets of Morgan Stanley DW.

OPTIONAL ELECTIONS

The following provisions, which are set forth in this agreement, need not be entered into to open the Account. Customer agrees that its optional elections are as follows:

                                                SIGNATURE REQUIRED FOR EACH
                                                         ELECTION

ARBITRATION AGREEMENT:
(Agreement Paragraph 24)
                                              ---------------------------------

CONSENT TO TAKE THE OTHER SIDE OF ORDERS:
(Agreement Paragraph 25)                      X
                                              ---------------------------------

AUTHORIZATION TO TRANSFER FUNDS:
(Agreement Paragraph 26)                      X
                                              ---------------------------------

ACKNOWLEDGEMENT TO SUBORDINATION AGREEMENT
(Agreement Paragraph 27)                      X
                                              ---------------------------------
                                              (Required for accounts holding
                                               non-U.S. currency)

-------------------------------------------------------------------------------
HEDGE ELECTION

     Customer confirms that all transactions in the Account will represent [ ] bona fide hedging transactions, as defined by the Commodity Futures Trading Commission, unless Morgan Stanley DW is notified otherwise not later than the time an order is placed for the Account [check box if applicable]:

Pursuant to CFTC Regulation 190.06(d), Customer specifies and agrees, with respect to hedging transactions in the Account, that in the unlikely event of Morgan Stanley DW's bankruptcy, it prefers that the bankruptcy trustee [check appropriate box]:

     A.    Liquidate all open contracts without first seeking instructions
           either from or on behalf of Customer.                            [ ]

     B.    Attempt to obtain instructions with respect to the disposition of all open contracts. (IF NEITHER BOX IS CHECKED, CUSTOMER SHALL
           BE DEEMED TO ELECT A)                                            [ ]

-------------------------------------------------------------------------------
ACKNOWLEDGEMENT OF RECEIPT OF RISK DISCLOSURE STATEMENTS

The undersigned each hereby acknowledges its separate receipt from Morgan Stanley DW, and its understanding of each of the following documents prior to the opening of the account:

*    Risk Disclosure Statement for Futures and Options (in the     *    Project A TM Customer Information Statement
        form prescribed by CFTC Regulation 1.55(c))
*    LME Risk Warning Notice                                       *    Questions & Answers on Flexible Options Trading at the
                                                                        CBOT

*    [Morgan Stanley] Order Presumption for After Hours            *    CME Average Pricing System Disclosure Statement
     Electronic Markets
*    NYMEX ACCESS SM Risk Disclosure Statement                     *    Special Notice to Foreign Brokers and Foreign Traders
*    Globex(R) Customer Information and Risk Disclosure Statement

-------------------------------------------------------------------------------
REQUIRED SIGNATURES

The undersigned has received, read, understands and agrees to all the provisions of this Agreement and the separate risk disclosure statements enumerated above and agrees to promptly notify Morgan Stanley DW in writing if any of the warranties and representations contained herein become inaccurate or in any way cease to be true, complete and correct.

MORGAN STANLEY CHARTER CAMPBELL L.P.
-------------------------------------------------------------------------------
CUSTOMER NAME(S)
By:   DEMETER MANAGEMENT CORPORATION

By:
---------------------------------------------          ------------------------
AUTHORIZED SIGNATURE(S)                                 DATE

Robert E. Murray, President and Chairman
-------------------------------------------------------------------------------
(If applicable, print name and title of signatory)